EXHIBIT 99.2

Contact information: Investor Relations: Bob Vold 651.325.4300
Media:
David Ewald
651-290-6276
Cell: 612-490-2650

For Immediate Release

GANDER MOUNTAIN COMPANY COMPLETES REVERSE STOCK SPLIT AND FORWARD STOCK
SPLIT;
ANNOUNCES PLANS TO VOLUNTARILY DELIST COMMON STOCK

FROM THE NASDAQ GLOBAL MARKET

ST. PAUL, Minn., January 14, 2010 /PRNewswire-FirstCall/ — On January 14, 2010, Gander Mountain Company (www.GanderMtn.com) (Nasdaq: GMTN), the nation’s largest retail network of stores for hunting, fishing, camping, and marine products and services and outdoor lifestyle apparel and footwear, effected a 1-for-30,000 reverse split of its common stock followed by a 30,000-for-1 forward split of its common stock.  Today, the company confirms its intent to withdraw its shares of common stock from listing on the Nasdaq Global Market.

Going-Private Transaction

As previously announced, a special committee of the company’s board of directors, comprised of independent directors, recommended, and the board of directors approved, plans to cease the registration of its common stock with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

To accomplish this, on January 14, 2010, the company filed an amendment to the company’s articles of incorporation to effect a 1-for-30,000 reverse stock split of its common stock. Any shareholder holding less than one share after the reverse stock split will receive a cash payment of $5.15 for each share held prior to the reverse split. Immediately following the reverse stock split, the company filed a second amendment to its articles of incorporation to effect a 30,000-for-1 forward stock split. As a result, shareholders owning 30,000 or more shares of common stock at the time of the reverse split will retain their current numbers of shares of common stock without change and not receive cash in the transaction.  The funding for the cash payment for the fractional shares described above was provided by the company’s two largest shareholders, Gratco, LLC and Holiday Stationstores, Inc.

The company intends to file a Form 25 with the SEC on January 15, 2010 relating to the delisting of its common stock, with the delisting of its common stock to be effective ten days thereafter. Accordingly, the Company expects that the last day of trading of its common stock on the Nasdaq Global Market will be on or about January 25, 2010.

On the effective date of the delisting, the Company plans to file a Form 15 to deregister its common shares under Section 12(g) of the Securities Exchange Act of 1934. It will be eligible to delist and deregister because it has fewer than 300 record holders following the reverse stock split. Upon filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC.

About Gander Mountain Company:

Gander Mountain Company (Nasdaq: GMTN), headquartered in Saint Paul, Minnesota, is the nation’s largest retail network of stores for hunting, fishing, camping, marine, and outdoor lifestyle apparel and footwear, products and services. Established in 1960, the Gander Mountain brand has offered an expanding assortment of outdoor equipment, technical apparel and footwear, as well as gunsmith and archery services. The stores feature national, regional and local brands as well as the company’s owned brands. Focused on a “We Live Outdoors” culture, Gander Mountain dedicates itself to creating outdoor memories. There are 116 conveniently located Gander Mountain outdoor lifestyle stores in 23 states and three outlet stores.  Customers may also shop at www.GanderMtn.com. For the nearest store location call 800-282-5993 or visit www.GanderMtn.com. Gander Mountain is also the parent company of Overton’s (www.overtons.com), a leading catalog and Internet based retailer of products for boating and other water sports enthusiasts.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In addition to the risk the transactions described herein will not be completed, certain of these risks and uncertainties are described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for fiscal 2008 and other required reports, as filed with the SEC, which are available at http://www.GanderMtn.com and at the SEC’s Website at http://www.sec.gov.